July 29, 2025

Niagara Income Opportunities Fund
3550 Lenox Road NE, Suite 2550
Atlanta, GA 30326

Re:    Niagara Income Opportunities Fund (the “Fund”)
Files No. 333-274697 and 811-23902

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Denali Structured Return Strategy Fund’s Registration Statement filed on Form N-2 on December 22, 2023. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 under the Securities Act of 1933 (Amendment No. 3 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very Truly Yours,

/s/ Thompson Hine LLP
Thompson Hine LLP